 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-271913
PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 9, 2023)
GOLD RESOURCE CORPORATION
Up to 25,315,960
Shares of Common Stock
Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to 25,315,960 shares of our common stock, $0.001 par value per share, at an offering price of $0.45 per share. We have not retained a placement agent in connection with this offering.
Our shares of common stock are traded on The NYSE American LLC (“NYSE American”) under the symbol “GORO.” On September 2, 2025, the last reported sale price for our common stock was $0.58 per share.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and “Risk Factors” beginning on page 3 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus to which it relates are truthful or complete. Any representation to the contrary is a criminal offense.
	Per Share	Total
Offering price and proceeds, before expenses, to us	$0.45	$11,392,182
We anticipate that delivery of the shares of common stock offered hereby is expected to take place on or about September 4, 2025, subject to satisfaction of certain conditions.
The date of this prospectus supplement is September 3, 2025.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 (File No. 333-271913) that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the accompanying prospectus. This prospectus supplement describes the specific details regarding this offering, including the price, the amount of our common stock being offered, the risks of investing in our common stock and other items.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this securities offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including any information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing. This prospectus supplement also adds, updates, and changes certain of the information contained in the prospectus. This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before investing in our common stock.
We are offering to sell, and seeking offers to buy, our securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus or any free writing prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus or any free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus or any free writing prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

As used in this prospectus supplement, unless the context requires otherwise, the terms “Gold Resource Corporation,” the “Company,” “we,” “our,” and “us” refer to Gold Resource Corporation and, where the context requires, our subsidiaries. Unless otherwise stated, currency amounts in this prospectus are stated in U.S. dollars, or “$.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. The Company uses the words “anticipate,” “continue,” “likely,” “estimate,” “expect,” “may,” “could,” “will,” “project,” “should,” “believe,” and similar expressions (including negative and grammatical variations) to identify forward looking statements. Such forward-looking statements include, without limitation, statements regarding:
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the Company’s ability to satisfy its financial and contractual obligations and other potential cash requirements over the next twelve months;

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the Company’s anticipated near-term capital requirements and potential sources of capital;

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expectations regarding 2025 general and administrative costs;

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the Company’s expectations regarding whether dividends will be paid in the future;

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compliance with existing legal and regulatory requirements, including future asset reclamation costs;

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the Company’s strategy for significant future investment in Oaxaca, Mexico, and in Michigan, USA, for development and exploration activities;

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expectations regarding capital investment, exploration spending, and general and administrative costs, including the Company’s near-term estimates for the cost of additional mining equipment, mill upgrades, and working capital;

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the Company’s expectations regarding future grades and recoveries from mining at the Company’s subsidiary, Don David Gold Mexico S.A. de C.V. (the “Don David Gold Mine” or “DDGM”), and its expectations regarding its ability to generate positive cash flow from future production at DDGM;

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future exploration plans at DDGM, including vein systems targeted for future exploration activity;

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estimates of mineral resources and mineral reserves;

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the Company’s expectation for the outcome of the 2015 DDGM tax audit;

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expectations regarding 2025 DDGM and the Company’s Back Forty Project capital investment; and

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the expected timing and success of the Back Forty Project with respect to permitting, detailed engineering, and project financing.

Forward-looking statements are neither historical facts nor assurances of future performance. Rather, they are based only on the Company’s current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, investors should not rely on any of these forward-looking statements. Important factors that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:
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whether the Company is able to raise the necessary capital required to continue our business on terms acceptable to it or at all;

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the possibility of unforeseen production or processing challenges at DDGM, such as mechanical breakdowns, staffing shortages, weather events, unexpected decreases in grade, lower than anticipated production at existing mining faces, or inability or delays in opening new mining faces;

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commodity price fluctuations;

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mine protests and work stoppages;

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rock formations, faults and fractures, water flow and possible CO2 gas exhalation, or other unanticipated geological challenges;

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unexpected changes in business and economic conditions, including financial institution failures, supply chain challenges, the rate of inflation, and their impact on operating and capital costs;

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changes in interest rates and currency exchange rates;

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adverse technological changes and cybersecurity threats;

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unanticipated increases in our operating costs and other costs of doing business;

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access to land and availability of materials, equipment, supplies, labor and supervision, power, and water;

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results of current and future feasibility studies;

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interpretation of drill hole results and the geology, grade, and continuity of mineralization;

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litigation by private parties or regulatory action by governmental entities;

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acts of God, such as floods, earthquakes, and any other natural disasters;

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changes in investor perception of our Company and/or our industry;

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the uncertainty of mineral resource and mineral reserve estimates;

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the Company’s internal controls over financial reporting, including its ability to remedy the identified material weakness as well as any potential future material weaknesses; and

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other risks identified in the section entitled “Risk Factors” in any post-effective amendment or prospectus supplement hereto, in our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”) and, from time to time, in other reports we file with the SEC or in other documents that we publicly disseminate.

This list, together with the factors identified under the section entitled “Risk Factors,” is not an exhaustive list of the factors that may affect any of our forward-looking statements. You should read this prospectus supplement, the accompanying prospectus, and any documents incorporated by reference in any of those documents completely and with the understanding that our actual future results may be materially different from what we expect. These forward-looking statements represent our beliefs, expectations and opinions only as of the date on which they were made.
Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. We do not undertake to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, other than to reflect a material change in the information previously disclosed, as required by applicable law. You should review our subsequent reports filed from time to time with the SEC on Forms 10-K, 10-Q and 8-K and any amendments thereto. We qualify all of our forward-looking statements by these cautionary statements.
Prospective investors are urged not to put undue reliance on forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information incorporated by reference into or contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that may be important to you. You should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information set forth under the caption “Risk Factors” beginning on page S-6 of this prospectus supplement and in our 2024 Form 10-K, and our consolidated financial statements and the related notes thereto incorporated by reference herein before making a decision to invest in our shares.
Overview of Our Business
Gold Resource Corporation is a mining company that pursues gold, silver, and other metal projects that require reasonable capital requirements and could achieve high returns. DDGM is the Company’s cornerstone asset comprised of six contiguous land parcels. The Company’s focus is unlocking the significant upside potential of DDGM through optimization of the current operations, growing the existing mineral resource by investing in exploration drilling, and identifying new opportunities near existing infrastructure. The primary mineral production comes from the Arista and Switchback underground mining areas. This mine and processing facilities can produce gold and silver doré as well as concentrates of copper, lead, and zinc.
The Back Forty Project, when developed, is expected to produce gold and silver doré and concentrates of copper and zinc bearing gold and silver. Optimization work related to metallurgy and the economic model was completed during the third quarter of 2023 and the Company filed the Back Forty Project Technical Report Summary, effective as of September 30, 2023, on October 27, 2023. Results of the work indicate a more robust economic project with no planned impacts to wetlands that is more protective of the environment, which should facilitate a successful mine permitting process. The Company’s Board of Directors (the “Board”) continues to evaluate its options with respect to unlocking the value of the Back Forty development project.
Corporate Information
Our principal executive offices are located at 7900 E. Union Ave, Suite 320, Denver, Colorado 80237, and our telephone number is (303) 320-7708. We maintain a website at www.goldresourcecorp.com and through a link on our website you can view the periodic filings that we make with the SEC, as well as certain of our corporate governance documents such as our code of ethics. Unless specifically incorporated herein by reference, the information on our website is not part of this prospectus.

THE OFFERING
Issuer
Gold Resource Corporation
Size of offering
Up to 25,315,960 shares of our common stock.
Common stock to be outstanding after this offering
161,673,067 shares of our common stock (assuming that we sell the maximum number of shares of common stock offered).
Use of proceeds
We intend to use approximately $6.4 million of the net proceeds from this offering to prepay in full the principal amount (including accrued interest) of the loan under that certain Loan Agreement dated as of June 26, 2025, by and among the Company, DDGM, and the lender parties thereto, with the balance being used for working capital and general corporate purposes, including to continue the development of the Three Sisters vein system at the Don David Gold Mine and to support progress on the prefeasibility study and the permitting process for the Back Forty Project in Michigan. See “Use of Proceeds.”
NYSE American symbol
“GORO”
Dividend policy
On February 13, 2023, we announced the suspension of our quarterly dividend program. We do not intend to pay dividends until such time that it may become practicable to reinstate our quarterly dividend program.
Risk factors
An investment in our common stock involves certain risks. We urge you to carefully consider all of the information described in the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement and the risk factors incorporated by reference from our filings with the SEC.
Transfer agent
Computershare Trust Company, N.A.
The information above regarding the number of shares of our common stock outstanding is based on 136,357,107 shares of common stock outstanding as of August 28, 2025. The number of shares of our common stock outstanding as of that date does not include:
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5,000,000 shares of common stock reserved for issuance under our equity incentive plan;

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840,612 shares of common stock issuable upon the exercise of outstanding options to purchase common stock with a weighted average exercise price of $2.99 per share as of June 30, 2025; and

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844,215 shares of common stock issuable upon exercise of restricted stock units as of June 30, 2025.

RISK FACTORS
An investment in our common stock offered by this prospectus supplement and the accompanying prospectus involves a high degree of risk. You should carefully consider the following risk factors in addition to the remainder of this prospectus supplement and the accompanying prospectus, including the information incorporated by reference, including our 2024 Form 10-K and any reports subsequently filed by us with the SEC before making an investment decision. The risks and uncertainties described in these incorporated documents and described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or which we currently consider to be immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations would suffer. In that event, the trading price of our shares could decline, and you may lose all or part of your investment in our shares. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. Please see the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement.
Risks Relating to Our Financial Circumstances
There is substantial doubt about whether we can continue as a going concern.
At June 30, 2025, the Company’s aggregate cash and cash equivalents totaled approximately $12.7 million. As a result of challenges encountered in mining and processing at DDGM, the Company is not currently generating positive cash flow from its mining operations. The Company’s financial position and recent operating results, along with its inability to achieve its production estimates, raise substantial doubt about its ability to continue as a going concern. Failure to raise some form of long-term debt arrangement or additional equity capital will cause the Company to further increase its working capital decline, and the Company may be compelled to place the mine on “care and maintenance” status and cease operations until sufficient capital is available. Additionally, even if the Company does raise sufficient capital to support its operating expenses and generate revenues, there can be no assurances that the revenue will be sufficient to enable it to achieve a level where it generates profits and positive cash flows from operations.
The Company’s consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Such adjustments could be material.
Risks Relating to the Offering and Our Common Stock
Our stock price may be volatile.
The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:
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results of our operations and exploration efforts;

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fluctuation in the supply of, demand and market price for gold;

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our ability to obtain working capital financing;

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additions or departures of key personnel;

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limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

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our ability to execute our business plan;

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sales of our common stock and decline in demand for our common stock;

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regulatory developments;

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economic and other external factors;

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investor perception of our industry or our prospects; and

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period-to-period fluctuations in our financial results.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. As a result, you may be unable to resell your shares of our common stock at a desired price.
Volatility in the price of our common stock may subject us to securities litigation.
As discussed above, the market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.
Sales of substantial amounts of our common stock or the perception that such sales may occur could cause the market price of our common stock to drop significantly, even if our business is performing well.
Future sales of substantial amounts of our common stock, or securities convertible or exchangeable into shares of our common stock, into the public market, including shares of our common stock issuable upon exercise of options and warrants, or perceptions that those sales could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future. Additionally, the market price of our common stock could decline as a result of sales of shares of our common stock by, or the perceived possibility of sales by, our existing shareholders in the market after this offering. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.
We may sell additional equity or debt securities in the future to fund our operations, which may result in dilution to our stockholders and impose restrictions on our business.
In order to raise additional funds to support our operations, we may sell additional equity or debt securities, which would result in dilution to all of our shareholders or impose restrictive covenants that adversely impact our business. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt and certain operating restrictions that could adversely impact our ability to conduct our business. We have an effective shelf registration statement from which additional shares of common stock and other securities can be offered. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional shares of our common stock or related securities in future transactions is less than the price per share in this offering, investors who purchase our common stock in this offering will suffer a dilution of their investment. If we are unable to expand our operations or otherwise capitalize on our business opportunities, our business, financial condition and results of operations could be materially adversely affected.
Past payments of dividends on our common stock are not indicators of future payments of dividends.
In 2010, we began paying cash dividends to the holders of our common stock. In February 2023, we announced the suspension of our quarterly dividend. There is no assurance that the Board will elect to re-institute a dividend payment in the near-term or at all. Our ability to pay dividends in the future will depend on a number of factors, including free cash flow, expected operational performance, mine construction requirements and strategies, other acquisition and/or construction projects, spot metal prices, taxation, government-imposed royalties, and general market conditions.
Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other shareholders may not approve.
Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. All of the net proceeds will be used at the discretion of management to fund working capital and for general corporate purposes. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of our common stock to decline and delay the exploration or development at any of our mines or exploration projects. Pending their use, we intend to invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities. These investments may not yield a favorable return to our stockholders.
You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase in the offering.
The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to or after this offering. Furthermore, if any of our outstanding options or warrants are exercised at prices below the offering price, or if we grant additional options or other awards under our equity incentive plans or issue additional warrants, you may experience further dilution of your investment.

USE OF PROCEEDS
We estimate that our net proceeds from this offering will be approximately $11.4 million, after deducting estimated offering expenses payable by us. Approximately $6.4 million of the net proceeds from the sale of the securities offered by this prospectus supplement will be used to prepay in full the principal amount (including accrued interest) of the loan (the “Loan”) under that certain Loan Agreement dated as of June 26, 2025, by and among the Company, DDGM, Francisco Javier Reyes de la Campa, and Jaluca Limited. The Company has the right to prepay the Loan, in whole or in part, at any time without penalty. The Loan bears accrued interest at a per annum rate equal to the sum of (i) the Secured Overnight Financing Rate and (ii) 5%. The Loan matures on December 26, 2026 and is secured by a pledge of the Company’s equity interests in DDGM. The proceeds of the Loan were used for working capital. Pending application of the net proceeds as described above, we intend to invest the net proceeds to us from this offering in a variety of capital preservation investments, including short-term, investment-grade and interest-bearing instruments.
The remainder of the net proceeds from this offering will be used for working capital and general corporate purposes, including to continue the development of the Three Sisters vein system at the Don David Gold Mine and to support progress on the prefeasibility study and the permitting process for the Back Forty Project in Michigan.
Depending on opportunities, economic conditions and the results of the activities described above we may use a portion of the proceeds allocated above to invest in property acquisitions or complete other corporate activities designed to achieve our corporate goals. Estimated costs and the scope of activities cannot be determined at this time.

DIVIDEND POLICY
Approximately $123 million in dividends have been returned to our shareholders since commercial production began at DDGM in July 2010. As of February 13, 2023, to protect our balance sheet and to focus our capital resources on exploration and growth opportunities, thus to maximize shareholder value, the Company suspended the quarterly dividend payments until such time that it may become practicable to reinstate. There is no assurance that the Board will elect to re-institute a dividend payment in the near-term or at all.

DESCRIPTION OF COMMON STOCK
Authorized Capital Stock
We have authorized 200,000,000 shares of common stock, $0.001 par value per share and 5,000,000 shares of preferred stock, $0.001 par value per share. As of August 28, 2025, there were 136,357,107 shares of common stock and no shares of preferred stock issued and outstanding.
Common Stock
Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding common stock can elect all directors.
Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our Board of Directors is not obligated to declare a dividend.
Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.
The transfer agent for our common stock is Computershare Trust Company, N.A., and can be contacted at P.O. Box 43078, Providence, Rhode Island 02940-3078 or by telephone at (303) 262-0600.
Anti-Takeover Provisions
Provisions of Colorado law, our articles of incorporation and our amended and restated bylaws could make it more difficult to acquire our company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and takeover bids that our Board of Directors may consider inadequate and to encourage persons seeking to acquire control of our company to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms. These provisions could adversely affect the price of our common stock. Among other things, our Articles of Incorporation and Bylaws:
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permit our Board of Directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change in our control);

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provide that the authorized number of directors may be fixed only by our Board of Directors from time to time;

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do not provide for cumulative voting rights (thereby allowing the holders of a majority of the shares of our common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

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provide that special meetings of our shareholders may be called only by our President, Board of Directors, or by the holders of at least 10% of the stock entitled to vote at such meeting.

In addition, as a matter of Colorado law, certain significant transactions require the affirmative vote of a majority of the shares eligible to vote at a meeting of shareholders, which requirement could result in delays to, or greater cost associated with, a change in control of our company.
Approximately $123 million in dividends have been returned to our shareholders since commercial production began at DDGM in July 2010. As of February 13, 2023, to protect our balance sheet and to focus our capital resources on exploration and growth opportunities, thus to maximize shareholder value, the Company suspended the quarterly dividend payments until such time that it may become practicable to reinstate. There is no assurance that the Board will elect to re-institute a dividend payment in the near-term or at all.

PLAN OF DISTRIBUTION
We have not engaged any financial advisor in connection with this offering and will not incur any placement agent or underwriting fees in connection with the offering. We will enter into a securities purchase agreement with each purchaser of securities in the offering. The obligation of the Company and each purchaser to consummate the offering is subject to the satisfaction of certain customary conditions set forth in the securities purchase agreement. The aggregate number of shares of common stock offered and sold pursuant to this prospectus supplement will not exceed 24,744,754.
We expect to deliver the shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus on or about September 4, 2025, subject to satisfaction of certain closing conditions.
We estimate that the total expenses of the offering payable by us will be approximately $50,000.
Computershare Trust Company, N.A. is the transfer agent for our common stock. The principal office of Computershare is located at 6200 S. Quebec St., Greenwood Village, CO 80111, and its telephone number is (303) 262-0600. Correspondence should be mailed to P.O. Box 43078, Providence, RI 02940-3078 or couriered to 150 Royall St., Suite 101, Canton, MA 0202.

LEGAL MATTERS
The validity of the shares of common stock offered by this prospectus will be passed upon for us by Davis Graham & Stubbs LLP, Denver, Colorado.
EXPERTS
The consolidated financial statements for the years ended December 31, 2024 and 2023 and management’s assessment of the effectiveness of internal control over financial reporting as of years ended December 31, 2024 and 2023 incorporated by reference herein have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The estimates of our mineral reserves and mineral resources as of December 31, 2024 with respect to the Don David Gold Mine incorporated by reference in this prospectus have been included in reliance upon a technical report prepared David Turner, Patrick Frenette, Christian Laroche, Rodrigo Simidu and Marcelo Zangrandi.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference information that we file with it into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in this prospectus supplement, between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
We incorporate by reference the documents listed below that we have previously filed with the SEC:
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our Annual Report on Form 10-K for the year ended December 31, 2024;

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our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025;

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our Current Reports on Form 8-K filed on January 8, 2025, March 5, 2025, March 20, 2025, April 4, 2025, April 9, 2025, April 25, 2025, May 13, 2025, June 20, 2025, June 30, 2025, July 31, 2025 and August 6, 2025, in each case excluding information furnished pursuant to Items 2.02 and 7.01;

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our Definitive Proxy Statement on Schedule 14A filed April 25, 2025 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024); and

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the description of our capital stock contained in our Registration Statement on Form 8-A filed on August 25, 2010, including any amendment or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.
You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.
You may request a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents). We will make those documents available to you without charge upon your oral or written request. Requests for those documents should be directed to:
Gold Resource Corporation
7900 East Union Avenue, Suite 320
Denver, Colorado 80237
Telephone: (303) 320-7708
Attention: Chief Financial Officer

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act, which means that we are required to file reports, proxy statements, and other information with the SEC. The SEC maintains an Internet website at www.sec.gov where you can access reports, proxy information and registration statements, and other information regarding registrants that file electronically with the SEC through the EDGAR system.
We have filed a registration statement on Form S-3 to register the shares to be issued pursuant to this prospectus supplement. As allowed by SEC rules, this prospectus supplement does not contain all of the information you can find in the registration statement or the exhibits to the registration statement because some parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. You may obtain a copy of the registration statement from the SEC or from the SEC’s website at www.sec.gov.
Our filings with the SEC, as well as additional information about us, are also available to the public through our website at www.goldresourcecorp.com and are made as soon as reasonably practicable after such material is filed with or furnished to the SEC. Information contained on, or that can be accessed through, our website is not incorporated into this prospectus or our other securities filings and does not form a part of this prospectus.

PROSPECTUS
GOLD RESOURCE CORPORATION
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Subscription Receipts
Units
This prospectus will allow us to offer and sell, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $200,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock upon conversion of or exchange for debt securities or subscription receipts; common stock or debt securities upon the exercise of rights or warrants; or any combination of the foregoing.
This prospectus provides a general description of these securities and the general manner in which these securities may be offered. We will provide the specific terms of any offering in one or more supplements to this prospectus. This prospectus may not be used to offer and sell or solicit an offer to buy the securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the information incorporated by reference in this prospectus and in any accompanying prospectus supplement, carefully before you invest in any of these securities.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.
Our common stock is listed on the NYSE American under the symbol “GORO.” On May 10, 2023, the closing price of our common stock was $0.89 per share on the NYSE American.

Investing in our securities involves risks. See “Risk Factors” on page 3 herein and included in any accompanying prospectus supplement and in the information incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated May 12, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”), utilizing a “shelf” registration process. Under this process, Gold Resource Corporation and, where the context requires, our subsidiaries (which we generally refer to collectively as “we,” “us,” “Gold Resource” or the “Company” in this prospectus, as applicable) may, from time to time, offer, sell and issue any of the securities or any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer, sell or issue. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered, sold or issued at that time. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus, any post-effective amendment, any prospectus supplement, and any information incorporated by reference into the prospectus, any post-effective amendment, and prospectus supplement, together with the information described under the headings, “WHERE YOU CAN FIND MORE INFORMATION” and “INFORMATION INCORPORATED BY REFERENCE” and any additional information you may need to make your investment decision.
This prospectus incorporates by reference documents containing important business and financial information about our Company that are not presented or delivered with this prospectus. Copies of these documents are available without charge, upon written or oral request by a person to whom this prospectus has been delivered. Requests should be made to: Gold Resource Corporation, 7900 East Union Avenue, Suite 320, Denver Colorado 80237, Telephone number: (303) 320-7708; Attention: Kim Perry, Chief Financial Officer and Corporate Secretary; email: Kim.Perry@GRC-USA.com.
To ensure timely delivery of the documents, requests should be made no later than five business days prior to the date on which a final investment decision is to be made.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the content of the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement to which this prospectus is a part and you may obtain copies of those documents as described later in this prospectus under the heading “WHERE YOU CAN FIND MORE INFORMATION.”
Do not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to the registration statement because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.
We are responsible for the information contained and incorporated by reference in this prospectus, any post-effective amendment or any prospectus supplement. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information that others may give you. Readers should assume that the information appearing in this prospectus, any post-effective amendment or any prospectus supplement is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer is not permitted.
Unless otherwise stated, currency amounts in this prospectus are stated in U.S. dollars, or “$.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated herein by reference contain certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:
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The extent of the impact of any pandemic, including the duration, spread, severity, and any repeated resurgence of a pandemic, the duration and scope of related government orders and restrictions, the impact on our employees, and the extent of the impact of a pandemic on our mining operations;

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Commodity price fluctuations;

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Mine protests and work stoppages;

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Rock formations, faults and fractures, water flow and possible CO2 gas exhalation, or other unanticipated geological challenges;

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Unexpected changes in business and economic conditions, including financial institution failures, supply chain challenges, the rate of inflation, and their impact on operating and capital costs;

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Changes in interest rates and currency exchange rates;

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Adverse technological changes and cybersecurity threats;

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Unanticipated increases in our operating costs and other costs of doing business;

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Access to land and availability of materials, equipment, supplies, labor and supervision, power, and water;

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Results of current and future feasibility studies;

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Interpretation of drill hole results and the geology, grade, and continuity of mineralization;

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Litigation by private parties or regulatory action by governmental entities;

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Acts of God, such as floods, earthquakes, and any other natural disasters;

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Changes in investor perception of our Company and/or our industry;

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The uncertainty of Mineral Resource and Mineral Reserve estimates; and

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Other risks identified in the section entitled “RISK FACTORS” in any post-effective amendment or prospectus supplement hereto, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and, from time to time, in other reports we file with the SEC or in other documents that we publicly disseminate.

This list is not an exhaustive list of the factors that may affect any of our forward-looking statements. You should read this prospectus, any post-effective amendment, any prospectus supplement, and any documents incorporated by reference in any of those documents completely and with the understanding that our actual future results may be materially different from what we expect. These forward-looking statements represent our beliefs, expectations and opinions only as of the date of this prospectus, any post-effective amendment and any prospectus supplement.
Many of these factors are beyond our ability to control or predict. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, such expectations may prove to be materially incorrect due to known and unknown risks and uncertainties. You should not unduly rely on any of our forward-looking statements. We do not undertake to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, other than to reflect a material change in the information previously disclosed, as required by applicable law. You should review our subsequent reports filed from time to time with the SEC on Forms 10-K, 10-Q and 8-K and any amendments thereto. We qualify all of our forward-looking statements by these cautionary statements.
Prospective investors are urged to not place undue reliance on any of our forward-looking statements.

THE COMPANY
The following summary highlights information found in this prospectus and the documents incorporated by reference in this prospectus. It does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully, including the sections entitled “RISK FACTORS” and “INFORMATION INCORPORATED BY REFERENCE.”
Our Company
Gold Resource Corporation was organized under the laws of Colorado, USA on August 24, 1998. Since 2010, GRC has produced gold and silver doré and copper, lead, and zinc concentrates in Oaxaca, Mexico at our subsidiary, Don David Gold Mexico S.A. de C.V. (“Don David Gold Mine” or “DDGM”). The Don David Gold Mine holds six (6) properties which are all located in what is known as the San Jose structural corridor. Our properties span 55 continuous kilometers of this structural corridor which include three historic mining districts in Oaxaca.
On December 10, 2021, the Company successfully completed the acquisition of all the issued and outstanding common shares of Aquila Resources Inc (the “Aquila Transaction”). Aquila’s principal asset is its 100% interest in the Back Forty Project located in Menominee County, Michigan, USA. The Back Forty Project has a polymetallic (gold, silver, copper, lead, and zinc) Volcanogenic Massive Sulfide deposit. The Back Forty Project controls surface and mineral rights through ownership and leases with the State of Michigan. The company is currently advancing work on an optimized feasibility study. Once the feasibility work is completed, the Company’s Board of Directors will evaluate the current economic climate and make a decision on how to move forward with the Back Forty Project.
Our principal executive offices are located at 7900 E. Union Ave, Suite 320, Denver, Colorado 80237, and our telephone number is (303) 320-7708. We maintain a website at www.goldresourcecorp.com and through a link on our website you can view the periodic filings that we make with the SEC, as well as certain of our corporate governance documents such as our code of ethics. Unless specifically incorporated herein by reference, the information on our website is not part of this prospectus or the accompanying prospectus supplement.
Don David Gold Mine
The primary production stage properties at DDGM commenced operations in 2010. The current operations include the Arista underground mine and the DDGM processing facility. The DDGM processing facility currently produces doré and metal concentrates from ore mined at the Arista Mine. The Arista Mine was expanded in 2016 with the development of the Switchback vein system. The Arista Mine portal is located approximately two kilometers from the processing facility. Additionally, underground mining at the Alta Gracia mine was conducted from 2017 to 2019. Alta Gracia is approximately 32 kilometers from the processing facilities. The Arista and Alta Gracia mines include a total of approximately 30,000 hectares of mining concessions, access roads from a major highway, haul roads, a processing facility and adjoining buildings, an assay lab, a now depleted open pit, underground mines, tailings facilities, and other infrastructure.
Within the 55-kilometer-long San Jose structural corridor, in Oaxaca, Mexico, sits a highly prospective ground package. Multiple volcanic domes of various scales, and likely non-vented intrusive domes, dominate the district geology. These volcanogenic features are imposed on a pre-volcanic basement of sedimentary rocks. Gold and silver, as well as base metal mineralization in this district is related to the manifestations of this classic volcanogenic system and is considered epithermal in character. The Company intends to advance organic growth and to unlock the value of the mine, existing infrastructure, and our large property position by continuing to invest in exploration and development.
Back Forty Project
There is a long history of exploration, and studies being performed at the Back Forty Project. In 2014, a Preliminary Feasibility Study prepared under Canadian National Instrument 43-101 (“NI 43-101”) was completed which contemplated an open pit mine and processing operation. In October 2019, Aquila filed a NI 43-101 Feasibility Study. Over the next couple of years, the necessary permits were obtained. In

August 2020, a Preliminary Economic Assessment was published. In January 2021, the water permit was revoked due to a technicality related to a contingent condition established in the permit. In 2021, an optimized feasibility study was initiated to address the mine’s footprint, potential for an underground mine, wetland mitigation, and other key construction and design decisions. The feasibility study is ongoing. Once the feasibility work is completed, the Company’s Board of Directors will evaluate the current economic climate and make a decision on how to move forward with the Back Forty Project.

RISK FACTORS
An investment in our securities involves significant risks. Before you invest in any of our securities, you should carefully consider the information included and incorporated by reference in this prospectus and any applicable prospectus supplement, including the risk factors incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated by our quarterly reports on Form 10-Q and other filings we make with the SEC. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

USE OF PROCEEDS
Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from sales of securities by us for general corporate purposes and working capital. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement will describe the relevant terms of the debt to be repaid.

DESCRIPTION OF CAPITAL STOCK
Authorized Capital Stock
Our authorized capital stock consists of:
•
200,000,000 shares of common stock, par value $0.001 per share; and

•
5,000,000 shares of preferred stock, par value $0.001 per share.

As of March 31, 2023, we had 88,468,542 shares of common stock, and no shares of preferred stock, outstanding. Our common stock is listed on the NYSE American under the symbol “GORO.”
Common Stock
Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding common stock can elect all directors.
Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our Board of Directors is not obligated to declare a dividend.
Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.
The transfer agent for our common stock is Computershare Trust Company, N.A., and can be contacted at P.O. Box 43078, Providence, Rhode Island 02940-3078 or by telephone at (303) 262-0600.
Preferred Stock
Shares of preferred stock may be issued from time to time in one or more series as may be determined by our Board of Directors. The voting powers and preferences, the relative rights of each such series (including any right to convert the preferred stock into common stock, rights, or warrants) and the qualifications, limitations and restrictions of each series will be established by the Board of Directors. Our Directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of our common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and it will have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by our management. As of the date of this prospectus, no shares of preferred stock are outstanding.
The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock or other securities will be set forth in the prospectus supplement relating to the offering of those shares of preferred stock. These terms typically will include:
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the number of shares of common stock or other securities into which the preferred stock is convertible;

•
the conversion price (or manner of calculation);

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the conversion period;

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provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option;

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the events, if any, requiring an adjustment of the conversion price; and

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provisions affecting conversion in the event of the redemption of that series of preferred stock.

We will identify the transfer agent and registrar for any series of preferred stock offered by this prospectus in a prospectus supplement.

Anti-Takeover Provisions
Provisions of Colorado law, our Articles of Incorporation and Bylaws could make it more difficult to acquire our company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and takeover bids that our Board of Directors may consider inadequate and to encourage persons seeking to acquire control of our company to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms. These provisions could adversely affect the price of our common stock. Among other things, our Articles of Incorporation and Bylaws:
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permit our Board of Directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change in our control);

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provide that the authorized number of directors may be fixed only by our Board of Directors from time to time;

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do not provide for cumulative voting rights (thereby allowing the holders of a majority of the shares of our common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

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provide that special meetings of our shareholders may be called only by our President, Board of Directors, or by the holders of at least 10% of the stock entitled to vote at such meeting.

In addition, as a matter of Colorado law, certain significant transactions require the affirmative vote of a majority of the shares eligible to vote at a meeting of shareholders, which requirement could result in delays to, or greater cost associated with, a change in control of our company.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time under this prospectus. We will issue any such debt securities under one or more separate indentures that we will enter into with a trustee to be named in the indenture and specified in the applicable prospectus supplement. The specific terms of debt securities being offered will be described in the applicable prospectus supplement, which, along with other offering material relating to such offering, will describe the specific terms relating to the series of debt securities being offered, including a description of the material terms of the indenture (and any supplemental indentures) governing such series. These terms may include the following:
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the title of the series of the offered debt securities and whether the securities are senior securities, senior subordinated securities or subordinated securities;

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the ranking of the debt securities;

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the subordination provisions, if any, relating to the securities;

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any security for repayment of the securities;

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the price or prices at which the offered debt securities will be issued;

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any limit on the aggregate principal amount of the offered debt securities;

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the date or dates on which the principal of the offered debt securities will be payable;

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the rate or rates (which may be fixed or variable) per year at which the offered debt securities will bear interest, if any, or the method of determining the rate or rates and the date or dates from which interest, if any, will accrue;

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whether the interest is payable in cash or in kind;

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if the amount of principal, premium or interest with respect to the offered debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which these amounts will be determined;

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the date or dates on which interest, if any, on the offered debt securities will be payable and the regular record dates for the payment thereof;

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any sinking fund requirements for the securities;

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the place or places, if any, in addition to or instead of the corporate trust office of the trustee, where the principal, premium and interest with respect to the offered debt securities will be payable;

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the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, pursuant to optional redemption provisions;

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the terms on which we would be required to redeem or purchase the offered debt securities pursuant to any sinking fund or similar provision, and the period or periods within which, the price or prices at which and the terms and conditions on which the offered debt securities will be so redeemed and purchased in whole or in part;

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the denominations in which the offered debt securities will be issued;

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the form of the offered debt securities and whether the offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

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the portion of the principal amount of the offered debt securities that is payable on the declaration of acceleration of the maturity, if other than their principal amount;

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if other than U.S. dollars, the currency or currencies in which the offered debt securities will be denominated and payable, and the holders’ rights, if any, to elect payment in a foreign currency or a foreign currency unit other than that in which the offered debt securities are otherwise payable;

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any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture;

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whether the offered debt securities will be convertible or exchangeable into other securities, and if so, the terms and conditions upon which the offered debt securities will be convertible or exchangeable;

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whether the offered debt securities will be senior or subordinated debt securities;

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any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the offered debt securities; and

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any other specific terms of the offered debt securities.

We may issue debt securities at less than the principal amount payable upon maturity. We refer to these securities as “original issue discount securities.” If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.
The indenture and debt securities will be governed by and construed in accordance with the laws of the State of New York. We intend to disclose the relevant restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. As of the date of this prospectus, we have no outstanding registered debt securities.

DESCRIPTION OF WARRANTS
We may offer warrants for the purchase of our debt securities, common stock, preferred stock, or other securities. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currencies in which the price or prices of such warrants may be payable;

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the designation, amount and terms of the securities purchasable upon exercise of such warrants;

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the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

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the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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the minimum or maximum amount of such warrants which may be exercised at any one time;

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whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

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call provisions, if any, of the warrants;

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anti-dilution provisions, if any, of the warrants;

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if applicable, a discussion of the material United States federal income tax considerations; and

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any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the warrant agreement and warrant certificate relating to the warrants being offered.
Each warrant will entitle the holder to purchase for cash that principal amount of, or number of, securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:
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in the case of warrants to purchase debt securities, payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise; or

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in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS
As specified in the applicable prospectus supplement, we may issue rights to purchase the securities offered in this prospectus to our existing stockholders, and such rights may or may not be issued for consideration. The applicable prospectus supplement will describe the terms of any such rights. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the documents pursuant to which such rights will be issued.

DESCRIPTION OF SUBSCRIPTION RECEIPTS
We may issue subscription receipts that may be exchanged for debt securities, common stock, debt warrants or warrants, which may be offered separately or together with any other securities offered by means of this prospectus, as the case may be, all as set forth in the prospectus supplement relating to the particular issue of subscription receipts. Each series of subscription receipts will be issued under a separate subscription receipts agreement or indenture to be entered into between our company and a transfer agent, as subscription receipts agent, all as set forth in the prospectus supplement relating to the particular issue of subscription receipts. The subscription receipts agent will act solely as an agent of the Company in connection with the certificates relating to the subscription receipts of such series and will not assume any obligation or relationship of agency or trust for or with any holders of subscription receipts certificates or beneficial owners of subscription receipts. The subscription receipts agreement or indenture and the subscription receipts certificates relating to each series of subscription receipts will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
The applicable prospectus supplement will describe the terms of the subscription receipts to be issued, including the following:
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the number of subscription receipts;

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the price at which the subscription receipts will be offered;

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the procedures for the exchange of the subscription receipts into debt securities, shares of common stock, debt warrants or warrants;

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the number of debt securities, shares of common stock, debt warrants or warrants that may be exchanged upon exchange of each subscription receipt;

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the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each security;

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the mandatory conversion date of the subscription receipts;

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terms applicable to the gross proceeds from the sale of the subscription receipts plus any interest earned thereon;

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a discussion of material U.S. federal income tax considerations; and

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any other material terms of such subscription receipts, including terms, procedures and limitations relating to the distribution, exchange and exercise of such subscription receipts.

DESCRIPTION OF UNITS
We may, from time to time, issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that it will be issued under a separate agreement. We may enter into one or more unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
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the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any material provisions relating to the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units;

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the price or prices at which the units will be issued;

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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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a discussion of certain United States federal income tax considerations applicable to the units; and

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any other terms of the units and their constituent securities.

FORMS OF SECURITIES
General
Each of the securities issued under this prospectus will be represented either by a certificate issued in definitive form to a particular purchaser or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each purchaser’s beneficial ownership of the securities through an account maintained by the purchaser with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Registered Global (Book-Entry) Securities
We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair such purchasers’ abilities to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, unit agreement or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, on and interest payments on debt securities, and any payments to holders with respect to warrants or units represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell the securities being offered hereby from time to time in one or more of the following ways:
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to or through underwriters or dealers;

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directly to purchasers, including through negotiated sales or a specific bidding, auction or other process;

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through agents;

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in “at-the-market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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in a rights offering;

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as a dividend or distribution to our existing shareholders or other security holders;

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through a combination of any of these method; or

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through any other method permitted by applicable law and described in a prospectus supplement.

The prospectus supplement relating to the offered securities will set forth the terms of the offering, including:
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the name or names of any underwriters, dealers or agents;

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the purchase price of the offered securities;

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any over-allotment options under which underwriters may purchase additional securities from us;

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the public offering price;

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the net proceeds to us;

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any delayed delivery arrangements;

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any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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any discounts, concessions or other items allowed or reallowed or paid to dealers or agents;

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any commissions paid to agents; and

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any securities exchanges on which the offered securities may be listed.

Underwriters, Agents, and Dealers
We may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

Agents designated by us may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter of the securities so offered and sold.
If we utilize an underwriter in the sale of the securities offered by this prospectus, we will execute an underwriting agreement with the underwriter or underwriters at the time of sale. We will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with a sale of securities offered by means of this prospectus, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities offered by means of this prospectus to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers, and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act.
Underwriters, dealers and agents may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to any contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us in the ordinary course of business.
If we use delayed delivery contracts, we will, directly or through agents, underwriters or dealers, disclose that we are using them in the prospectus supplement and state when the underwriter, dealer or agent will demand payment and delivery of the securities under the delayed delivery contracts. We may further agree to adjustments before a public offering to the underwriters’ purchase price for the securities based on changes in the market value of the securities. The prospectus supplement relating to any such public offering will contain information on the number of securities to be sold, the manner of sale or other distribution, and other material facts relating to the public offering. These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.
Other than the common stock, all securities offered by this prospectus will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters may not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common stock which is currently listed and traded on the NYSE American. Any common stock sold by this prospectus will be listed for trading on the NYSE American or other exchange on which our common stock may trade, in each case subject to official notice of issuance. We cannot give you any assurance as to the liquidity of the trading markets for any securities.
Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.
At-The-Market Offerings and Derivative Transactions
We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Direct Sales
We may directly solicit offers to purchase our securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. We will describe the terms of direct sales in the prospectus supplement.

Stabilization Activities
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by exercising their over-allotment option, if any, or making purchases in the open market. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

WHERE YOU CAN FIND MORE INFORMATION
The registration statement (including post-effective amendments) that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities we may offer under this prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. You may review and copy any of the reports or proxy statements that we file with the SEC at that site.
Our filings with the SEC, as well as additional information about us, are also available to the public through our website at www.goldresourcecorp.com and are made as soon as reasonably practicable after such material is filed with or furnished to the SEC. Information contained on, or that can be accessed through, our website is not incorporated into this prospectus or our other securities filings and does not form a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference information into this prospectus. This means we can disclose information to you by referring you to another document we filed with the SEC. We will make those documents available to you without charge upon your oral or written request. Requests for those documents should be directed to Gold Resource Corporation, 7900 East Union Avenue, Suite 320, Denver, Colorado 80237, Attention: Corporate Secretary, telephone: (303) 320-7708. This prospectus incorporates by reference the following documents (other than any portion of the respective filings furnished, rather than filed, under the applicable SEC rules) that we have filed with the SEC (File No. 001-34857) but have not included or delivered with this prospectus:
(a)
Our Annual Report on Form 10-K for the year ended December 31, 2022;

(b)
Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023;

(c)
Our Current Report on Form 8-K filed on January 17, 2023, February 13, 2023 and March 3, 2023, in each case, excluding information furnished pursuant to Items 2.02 and 7.01;

(d)
Our Definitive Proxy Statement on Schedule 14A filed April 28, 2023 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2022);

(e)
The description of our capital stock contained in the registration statement on Form 8-A filed with the SEC on August 25, 2010.

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offerings registered hereby shall be deemed to be incorporated by reference into the registration statement and to be a part hereof from the date of the filing of such documents. This additional information is a part of this prospectus from the date of filing those documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

LEGAL MATTERS
Certain legal matters relating to the issuance and sale of the securities offered hereby will be passed upon for us by Davis Graham & Stubbs LLP, Denver, Colorado. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements as of December 31, 2022 and for the period ended December 31, 2022 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements as of December 31, 2021 and for the period ended December 31, 2021 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of Plante & Moran, PLLC, Denver, Colorado, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The estimates of our mineral reserves and mineral resources as of December 31, 2022 with respect to the Don David Gold Mine incorporated by reference in this prospectus have been included in reliance upon a technical report prepared Patrick Frenette, Christian Laroche, Rodrigo Simidu and Marcelo Zangrandi.

GOLD RESOURCE CORPORATION
Up to 25,315,960
Shares of Common Stock
Prospectus Supplement
The date of this prospectus supplement is September 3, 2025.